EXHIBIT 4.6

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT PURPOSES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT, PROVIDED THAT THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE THAT SUCH REGISTRATION IS NOT REQUIRED. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.


                          COMMON STOCK PURCHASE WARRANT

                                   TO PURCHASE
                        525,000 SHARES OF COMMON STOCK OF
                         PROVECTUS PHARMACEUTICALS, INC.
                       TRANSFER RESTRICTED - SEE SECTION 8

     This certifies that on November 26, 2004, for value received, GRYFFINDOR CAPITAL PARTNERS I, L.L.C., a Delaware limited liability company, and its permitted assigns (collectively, the "Registered Holder"), is entitled to purchase from PROVECTUS PHARMACEUTICALS, INC., a Nevada corporation (the "Company"), subject to the terms and conditions hereof, at any time on or after the date hereof, and before the Expiration Date, Five Hundred Twenty-Five Thousand (525,000) fully paid and non-assessable shares of Common Stock (as defined herein), at the Exercise Price (as defined herein). This Warrant is issued pursuant to the Second Amended and Restated Senior Secured Convertible Note dated as of November 26, 2004, by the Company and payable to the order of Lender (the "Note"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

     This Warrant is subject to the following provisions:

1. Definitions. As used in this Warrant, the following terms have the meanings set forth below:

     "Business Day" means any day on which banks in Chicago, Illinois are open for business.

     "Common Stock" means the Company's Common Stock as defined in the Purchase Agreement.

     "Current Market Value" means an amount equal to the Market Price of Common Stock as of the trading day immediately prior to the Exercise Date, multiplied by the number of shares of Common Stock specified in the Exercise Agreement.

     "Date of Issuance" means the date hereof. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

     "Exercise Price" means $1.00 per share.

     "Expiration Date" means 5:00 P.M., Chicago, Illinois time on the five (5) year anniversary of the Date of Issuance (or, if such day is not a Business Day, at or before 5:00 P.M., Chicago Illinois time, on the next following Business
Day).

     "Market Price of the Common Stock" shall be the closing price of a share of the Common Stock.

     "Person" means an individual, partnership, corporation, trust, joint venture, an unincorporated organization or other legal entity or a government or any department or agency thereof.

     "Warrant" means this Warrant and all stock purchase warrants issued in exchange therefor pursuant to the terms thereof.

     "Warrant Stock" means shares of the Company's authorized but unissued Common Stock issuable upon exercise of this Warrant; provided that if there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" will mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

2. Exercise of Warrant.

2.1 Exercise Period; Cancellation of Warrant. The Registered Holder may exercise the purchase rights represented by this Warrant, in whole or in part (but not as to a fractional share of Warrant Stock), at any time, and from time to time, from and after the Date of Issuance and prior to the Expiration Date (the "Exercise Period").

2.2  Exercise Procedure.

     (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

          (i) a completed Exercise Agreement, as described in Section 2.3 below, executed by the Registered Holder exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

          (ii) this Warrant, or if the original Warrant is lost, mutilated or destroyed, a certified copy of this Warrant;

          (iii)if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8 hereof; and

          (iv) subject to Section 2.2(b) below, a check payable to the Company in an amount equal to the number of shares of Warrant Stock to be issued multiplied by the Exercise Price.

     (b) If the Purchaser elects a "cashless" exercise, the Purchaser shall thereby be entitled to receive a number of shares of Common Stock equal to (x) the excess of the Current Market Value over the total cash exercise price of the portion of the Warrant then being exercised, divided by (y) the Market Price of the Common Stock as of the trading day immediately prior to the Exercise Date.

     (c) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five (5) Business Days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. The Company will, within such five (5) Business Day period, deliver such new Warrant to the Registered Holder designated for delivery in the Exercise Agreement.

     (d) The Warrant Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Stock on the Exercise Date.

     (e) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock.

     (f) The Company will not close its books for the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     (g) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

2.3 Exercise Agreement. The Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Registered Holder of this Warrant, the Exercise Agreement also shall state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it also shall state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

2.4 Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of this Section 2.4, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five (5) business days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the market price (as determined in good faith by the Company's Board of Directors) of such fractional share as of the Exercise Date and the proportionate Exercise Price of such fractional share.

3. Effect of Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, the holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Warrant Stock (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth in this Warrant (including those relating to adjustments of the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition and the holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation or merger. The Company shall not effect any such reorganization, consolidation or merger unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the holder hereof such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant shall terminate sixty (60) days after the Company gives written notice to the Registered Holder of this Warrant that such sale or other disposition has been consummated.

4. Effect of a Stock Dividends, Splits, Etc. If the Company shall at any time after the Date of Issuance fix a record date for the subdivision, split-up or stock dividend of shares of its Common Stock, then, concurrently with the effectiveness of such subdivision, split-up or dividend, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

5.   Prior Notice as to Certain Events. In case at any time:

     (a) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or

     (b) there shall be any reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or a sale or disposition of all or substantially all its assets; or

     (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each of said cases, the Company shall give prior written notice, by first class mail, postage prepaid, addressed to the Registered Holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice also shall specify the date as of which the holders of the Common Stock of record shall participate in said stock dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

6. Reservation of Common Stock. The Company will at all times after the Date of Issuance reserve and keep available for issuance upon the exercise of this Warrant such number of authorized and unissued shares of Common Stock as will be sufficient to permit the exercise of this Warrant, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable, and free from all liens and charges with respect to the issuance thereof.

7. No Voting Rights; Limitations of Liability. This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration in this Warrant of the rights or privileges of the Registered Holder, will give rise to any liability of such Registered Holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

8.   Restrictions on Transfer.

     (a) Subject to the transfer conditions referred to in paragraph (b) below, this Warrant and the rights hereunder are transferable, in whole or in part, by the Registered Holder to any Person without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. Each such transferee shall become a "Registered Holder" for purposes of this Warrant.

     (b) Each Registered Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Warrant Stock under the Act (or any similar statute then in effect), or (ii) an opinion of counsel for the Company to the effect that such registration is not, under the circumstances, required.

9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender.

10.  Miscellaneous.

     10.1 Amendment and Waiver. The terms and provisions of this Warrant may be amended, modified or waived only with the written consent of the Company and the Registered Holder.

     10.2 Notices. Any notices required to be sent to a Registered Holder will be delivered to the address of such Registered Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by first class mail, postage prepaid, and will be deemed to have been given when so delivered or sent.

     10.3 Descriptive Headings. The descriptive headings of the sections of this Warrant are inserted for convenience only and do not Warrant.

     10.4 Governing Law. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Nevada.

     10.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.


                                  PROVECTUS PHARMACEUTICALS, INC.


                                  By:
                                     -------------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------

                                    EXHIBIT I

                               EXERCISE AGREEMENT

To:      Provectus Pharmaceuticals, Inc.

Gentlemen:

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ______ shares of the Common Stock of Provectus Pharmaceuticals, Inc., and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

--------------------------------------
(Name)

--------------------------------------
(Address)

-------------------------------------
(Taxpayer Number)

and delivered to:

-------------------------------------
(Name)

-------------------------------------
 (Address)

The exercise price of $_________ is enclosed, unless Purchaser is electing a "cashless exercise" as set forth in the Warrant. If Purchaser is electing a "cashless exercise," so indicate by placing at "X" on the following line:
___________.

Date:
       ----------------------------------------------

Signed:
         --------------------------------------------
         (Name of Holder, Please Print)

         --------------------------------------------
         (Address)
           /s/
           ------------------------------------------
                  (Signature)

                                   EXHIBIT II

                                   ASSIGNMENT

For value received, the undersigned hereby sells, assigns and transfers unto:



---------------------------------------
(Name)



--------------------------------------
(Address)

the attached Warrant together with all right, title and interest therein to purchase ______ shares of Common Stock of Provectus Pharmaceuticals, Inc., to which the Warrant relates, and does hereby irrevocably appoint ____________________ attorney to transfer said Warrant on the books of Provectus Pharmaceuticals, Inc., with full power of substitution in the premises.



Done this ____ day of ______________, 200__.



                                   ---------------------------------------------
                                   (Signature)


                                   ---------------------------------------------
                                   (Name and Title)


                                   ---------------------------------------------


                                   ---------------------------------------------
                                    (Address)